Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
Raymond Chabot Grant Thornton LLP Suite 2000 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

We have issued our report dated February 28, 2025, with respect to the consolidated financial statements in the Hut 8 Corp. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statement (No. 333-283579) on Form S-3 and in the Registration Statements (Nos. 333-275788, 333-275789 and 333-275790) on Form S-8 of Hut 8 Corp.

/s/ RAYMOND CHABOT GRANT THORNTON LLP

Montreal, Québec, Canada

March 3, 2025

Member of Grant Thornton International Ltd	rcgt.com